As filed with the Securities and Exchange Commission on December 13, 2005

Registration No. 333-_____________________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

HERITAGE FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation or organization)	45-0479535 (I.R.S. Employer Identification No.)
310 W. Oglethorpe Blvd., Albany, Georgia (Address of principal executive offices)	31701 (Zip Code)

HERITAGE FINANCIAL GROUP
EMPLOYEES' SAVINGS & PROFIT SHARING PLAN

(Full title of the plan)

Martin L. Meyrowitz, P.C.
Beth A. Freedman
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, NW
Washington, D.C. 20007

(Name and address of agent for service)

(202) 295-4500

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee (2)
Common Stock, par value $.01 per share	370,371 shares	$11.11(1)	$4,000,007(1)	$441.00(1)
Interest in Plan	N/A	N/A(2)	N/A	N/A

(1)	Estimated in accordance with Rule 457(h), calculated on the basis of $11.11 per share, which was the average of the high and low sale prices per share of the common stock on the Nasdaq Stock Market on December 7, 2005.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Heritage Financial Group Employees' Savings & Profit Sharing Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

              Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

              The following documents previously filed with the Commission (File No. 000-51305) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Quarterly Report on Form 10-QSB of Heritage Financial Group, a Federal corporation (the "Company"), filed on November 14, 2005, for the quarter ended September 30, 2005;

(b)	the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed on May 6, 2005, and all amendments or reports filed for the purpose of updating such description; and

(c)	the Registration Statement on Form SB-2 of Heritage Financial Group filed on March 25, 2005 (File No. 333-123581), and all amendments thereto.

              All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

              The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Tammy Burdette, Heritage Financial Group, 310 West Oglethorpe Boulevard, Albany, Georgia, telephone number (229) 878-3325.

              All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

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Item 4.   Description of Securities.

              Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

              Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Federal Regulations define areas for indemnity coverage by the Company as follows:

(a)	Any person against whom any action is brought or threatened because that person is or was a director or officer of the Company shall be indemnified by the Company, as the case may be, for:

	(i)	Any amount for which such person becomes liable under a judgment in such action; and

	(ii)	Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

(b)	Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

	(i)	The Company shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

	(ii)	The Company shall make the indemnification provided by subparagraph (a) in case of (1) settlement of such action, (2) final judgment against such director or officer or (3) final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Company determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Company or its members.

(c)	As used in this Item 14:

	(i)	"action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

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(ii)	"final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iii)	"settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

The Company has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Company while serving in their capacities as such.

Item 7.    Exemption from Registration Claimed.

              Not applicable.

Item 8.   Exhibits.

              See the Index to Exhibits to this Registration Statement.

Item 9.   Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

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	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

              In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Albany, State of Georgia, on December 12, 2005.

HERITAGE FINANCIAL GROUP

By:	/s/ O. Leonard Dorminey O. Leonard Dorminey, President and Chief Executive Officer (Duly Authorized Representative)

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints O. Leonard Dorminey his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ O. Leonard Dorminey O. Leonard Dorminey President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Antone D. Lehr Antone D. Lehr Chairman of the Board

Date: December 12, 2005	Date: December 12, 2005

/s/ Joseph C. Burger Joseph C. Burger Vice Chairman of the Board	/s/ Douglas J.McGinley Douglas J. McGinley Director

Date: December 12, 2005	Date: December 12, 2005

/s/ Carol W. Slappey Carol W. Slappey Executive Vice President	/s/ Tammy W. Burdette Tammy W. Burdette (Principal Financial and Accounting Officer)

Date: December 12, 2005	Date: December 12, 2005

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Illinois, on November 30, 2005.
FIRST BANKERS TRUST SERVICES, INC. as Plan Trustee
By:	/s/ Linda Shultz
Name:	Linda Shultz
Title:	Trust Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Charter of the Registrant (included as Exhibit 3.1 to the Company 's Registration Statement on Form SB-2 (File No. 333-123581) and incorporated herein by reference).
4.2	Bylaws of the Registrant (included as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (File No. 333-123581) and incorporated herein by reference).
4.3	Form of the Registrant's specimen common stock certificate (filed as Exhibit 4.0 to the Company's Registration Statement on Form SB-2 (File No. 333-123581) and incorporated herein by reference).
5	Opinion of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (contained in Exhibit 5)
23.2	Consent of Mauldin & Jenkins, LLC
23.3	Consent of Crowe, Chizek and Company, LLC
24	Power of Attorney (contained on signature page)
_________________________

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

End.